Exhibit 12(b)

CERTIFICATION

Mark D. Nerud, President and Principal Executive Officer, and Daniel W. Koors, Treasurer and Principal Financial Officer of Montgomery Street Income Securities, Inc., each certify that to his knowledge:

1.	This Form N-CSR filing for the registrant fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Mark D. Nerud	/s/ Daniel W. Koors
By: Mark D. Nerud	By: Daniel W. Koors
President and Principal Executive Officer	Treasurer and Principal Financial Officer
Date: March 6, 2007	Date: March 6, 2007